[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GROWTH INVESTORS FUND

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1996 THROUGH MAY 31, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets (1Share    Fund Group    (000)    By Group Broker(s)          05/31/96
ORCAD, INC.               03/01/96 100      0.00%    $11.00   41,700        3,200    1.30%    Wessels & Arnold   0
CYTYC CORP.               03/08/96 200      0.00%    $16.00   400           3,000    0.01%    Robert Stephens    0
FORTE SOFTWARE            03/11/96 100      0.00%    $21.00   13,900        2,100    0.66%    Morgan Stanley     0
FIRST USA PAYMENTECH      03/18/96 500      0.01%    $21.00   21,700        5,100    0.43%    Merrill Lynch      0
XEIKON NV                 03/19/96 1,100    0.02%    $15.00   56,300        6,400    0.88%    Alex Brown         0
EAGLE RIVER INTERACTIVE   03/21/96 300      0.00%    $13.00   39,300        4,000    0.98%    Solomon Brothers   0
INTELLIQUEST              03/22/96 100      0.00%    $17.00   14,900        2,310    0.65%    Blair, William     0
APPLIED GRAPHICS TECH.    04/17/96 1,200    0.01%    $12.00   2,100         4,500    0.05%    Cowen & Co.        5,100
PLANET HOLLYWOOD INTL.    04/18/96 1,500    0.03%    $18.00   75,700        10,788   0.70%    Bear Stearns       0
OUTDOOR SYS INC.          04/24/96 2,300    0.04%    $15.00   3,500         2,950    0.12%    Alex Brown         2,300
PARTY CITY CORP.          04/26/96 300      0.00%    $10.00   300           2,000    0.02%    John Hancock       0
EDIFY CORP.               05/02/96 700      0.01%    $15.00   15,200        2,500    0.61%    Goldman Sachs      0
OPEN VISION TECH.         05/07/96 100      0.00%    $14.00   30,000        2,735    1.10%    Alex Brown         0
VINCAM GROUP              05/09/96 100      0.00%    $15.00   27,000        2,200    1.23%    Smith Barney       0
POLYMER GROUP             05/09/96 4,400    0.08%    $18.00   240,989       14,242   1.69%    Morgan Stanley     4,400
GENERAL SURGICAL INNOV.   05/10/96 400      0.01%    $15.00   26,400        2,500    1.06%    UBS Securities     0
GUANGSHEN RAILWAY         05/10/96 1,000    0.02%    $19.00   174,000       12,447   1.40%    Bear Stearns       1,000
HARMON INTL. INDS.        05/15/96 1,600    0.08%    $49.75   121,100       4,000    3.03%    Bacon Whipple & Co.1,600
AKSYS LTD.                05/16/96 400      0.01%    $16.00   27,500        3,100    0.89%    Smith Barney       0
WYNDAN HOTELS             05/20/96 800      0.01%    $16.00   49,800        3,650    1.36%    Smith Barney       0
GARDEN BOTANIKA           05/21/96 200      0.00%    $20.00   14,200        2,700    0.53%    Montgomery Sec.    0
SAKS HOLDINGS             05/21/96 1,500    0.04%    $25.00   99,100        16,000   0.62%    Goldman Sachs      1,500
SUBURBAN LODGES AMER.     05/22/96 300      0.01%    $17.00   19,000        3,300    0.58%    Montgomery Sec.    0

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1996 THROUGH AUGUST 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          08/31/96
Dassault Systems          06/27/96 700      0.02%    $23.00   53,500        7,812    0.68%    Morgan Stanley     0
Diamond Home Services     06/20/96 100      0.00%    $13.00   200           3,420    0.01%    William Blair & Co.0
Farallon Communications   06/13/96 200      0.00%    $16.00   26,000        2,250    1.24%    Cowen & Co.        0
Interstate Hotels Company 06/19/96 1,300    0.03%    $21.00   101,400       11,000   0.92%    Merrill Lynch Pierc2,600
Korea Mobile Telecommunica06/27/96 6,000    0.10%    $16.125  239,000       20,955   1.14%    Goldman Sachs      6,000
McLeod, Inc.              06/10/96 2,800    0.06%    $20.00   4,400         12,000   0.04%    Salomon Brothers   0
Southern Pacific Funding C06/13/96 1,700    0.03%    $17.00   2,700         5,000    0.05%    Natwest Securities 0
Teleport Communication Gro06/27/96 9,400    0.16%    $16.00   567,800       23,500   2.42%    Merrill Lynch Pierc0
The North Face            07/02/96 500      0.01%    $14.00   32,400        2,600    1.25%    Bernstein Sanford  0
Universal Outdoor Holdings07/23/96 2,400    0.04%    $14.50   131,400       6,200    2.12%    Alex Brown & Sons  2,200
CCC Information Services G08/16/96 500      0.01%    $11.50   700           6,000    0.01%    Lazard Freres & Co.0
Lamar Advertising         08/01/96 1,200    0.02%    $16.00   1,800         4,735    0.04%    Smith Barney       2,200
National Processing       08/09/96 400      0.01%    $16.50   600           6,500    0.01%    Salomon Brothers   0
Outdoor Systems           08/19/96 1,600    0.06%    $34.50   13,300        8,606    0.15%    Alex Brown & Sons  1,400

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/96
Abercrombie & Fitch       09/25/96 500      0.01%    $16.00   4,200         7,000    0.06%    Goldman Sachs      0
American Residential Servi09/24/96 100      0.00%    $15.00   1,200         4,200    0.03%    Smith Barney Inc.  0
Cox Radio, Inc.           09/26/96 1,600    0.03%    $18.50   2,000         7,500    0.03%    Lehman Brothers    0
Cymer                     09/18/96 100      0.00%    $9.50    8,900         3,340    0.27%    Morgan Stanley     0
Document Sciences Corp.   09/20/96 100      0.00%    $12.00   14,500        2,300    0.63%    C.J. Lawrence      0
Intelligroup, Inc.        09/27/96 200      0.00%    $10.00   29,200        8,170    0.36%    Cowen & Co.        0
Lightbridge, Inc.         09/27/96 900      0.01%    $10.00   1,100         3,800    0.03%    Cowen & Co.        0
Orckit Communications Ltd.09/27/96 100      0.00%    $16.00   19,600        3,300    0.59%    Alex Brown & Sons  0
Technology Modeling Assoc.09/20/96 100      0.00%    $12.00   13,600        3,000    0.45%    Hambrecht & Quist  0
Advanced Fibre Communicati09/30/96 200      0.01%    $25.00   34,200        4,500    0.76%    Morgan Stanley     0
Costilla Energy           10/03/96 4,200    0.05%    $12.50   4,200         4,800    0.09%    Prudential Securiti6,000
Crown Cork & Seal         10/24/96 3,400    0.16%    $46.25   5,800         9,250    0.08%    Lazard Freres & Co.7,200
Culligan Water Technology 10/07/96 1,900    0.07%    $37.63   46,600        4,995    0.93%    Goldman Sachs      3,000
CyberMedia, Inc.          10/23/96 100      0.00%    $16.00   22,000        2,500    0.88%    Hambrecht & Quist  0
Domenick's Supermarkets   10/29/96 300      0.01%    $18.00   2,300         8,000    0.03%    BT Securities Corp.0
Infinity Financial Technol10/25/96 100      0.00%    $16.00   9,900         2,690    0.37%    Goldman Sachs      0
Interim Sevices Inc.      10/17/96 1,700    0.07%    $43.25   2,400         4,250    0.06%    Goldman Sachs      1,600
Midway Games              10/30/96 1,000    0.02%    $20.00   184,800       5,100    3.62%    Oppenheimer & Co.  0
Stage Stores              10/24/96 1,300    0.02%    $16.50   10,300        11,000   0.09%    Bear Stearns Securi3,500
Sabre Group Holdings      10/10/96 800      0.02%    $27.00   193,800       20,200   0.96%    Goldman Sachs      0
Trusted Information System10/10/96 200      0.00%    $13.00   34,900        3,400    1.03%    Morgan J.P. Securit0
White Pine Software, Inc. 10/11/96 200      0.00%    $9.00    62,500        3,000    2.08%    Cowen & Co.        0
Wild Oats Markets, Inc.   10/22/96 200      0.01%    $25.00   1,500         1,680    0.09%    Montgomery Sec.    0
XL Connect Solutions      10/17/96 100      0.00%    $15.00   21,500        2,900    0.74%    Alex Brown & Sons  0
Deutsche Telecom          11/18/96 2,400    0.05%    $18.83   596,900       85,000   0.70%    Deutsche Morgan Gre5,800
Ingram Micro              11/01/96 500      0.01%    $18.00   500           20,000   0.00%    Morgan Stanley     0
NuSkin Asia Pacific Inc.  11/21/96 400      0.01%    $23.00   7,500         9,100    0.08%    Merrill Lynch Pierc0

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/28/97
Coldwater Creek           01/28/97 100      0.00%    $15.00   3,300         2,500    0.13%    Montgomery Sec.    0
Doncasters Plc            01/30/97 700      0.01%    $16.50   79,600        8,000    1.00%    CS First Boston    3,200
Circuit City (Car Max Grou02/04/97 400      0.01%    $20.00   238,900       21,860   1.09%    Morgan Stanley     9,450
Silgan Holding, Inc.      02/13/97 1,100    0.02%    $20.00   142,000       4,500    3.16%    Goldman Sachs      4,100
Yurie Systems, Inc.       02/05/97 500      0.01%    $12.00   14,900        4,000    0.37%    Alex Brown & Sons  0

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.